Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 22, 2022, with respect to the consolidated financial statements and financial statement schedule III of Four Corners Property Trust, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

July 29, 2022